                                                                       EXHIBIT 9
                             VOTING TRUST AGREEMENT


          AGREEMENT dated as of August 23, 1995, by and among Dr. Leroy Keith,
S. Garrett Stonehouse, Harrow-Lewis Corporation, a Delaware corporation, and Northwest Capital, Inc., an Oregon corporation, (collectively, the "Subscribers"), who are certain of the stockholders of DNL Savannah Holding
 -----------
Corp., a Delaware corporation (the "Company"), and DNL Partners, Limited
                                    -------
Partnership, a Delaware limited partnership ("DNL Partners"), as Trustee (the
                                              ------------
"Trustee").
- --------

          WHEREAS, the Subscribers are owners of the number of shares (the "Shares") of the Class A Common Stock, par value $.01 per share ("Class A Common
- -------                                                           --------------
Stock"), of the Company set opposite their respective signatures hereto;
- -----

          WHEREAS, DNL Partners, in its individual capacity, is the holder of a majority of the outstanding shares of Class A Common Stock.

          WHEREAS, with a view to the safe and competent management of the Company in the interests of the Subscribers, DNL Partners and the Company, the Subscribers desire to create a Trust in the following manner:

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. TRANSFER OF SHARES TO THE TRUSTEE. Each of the Subscribers is, simultaneously herewith, transferring his Shares to the Trustee by delivering to the Trustee the certificate representing such Shares and a stock power in respect thereof executed by such Subscriber.

          2. TRUSTEE TO HOLD SUBJECT TO AGREEMENT. The Trustee shall hold the Shares so transferred to the Trustee for the common benefit of the Subscribers, under the terms and conditions hereinafter set forth.

          3. ISSUANCE OF STOCK CERTIFICATES TO TRUSTEE. The Trustee shall surrender to the proper officers of the Company for cancellation all certificates representing the Shares which shall be assigned and delivered to it as hereinafter provided, and in their stead shall procure new certificates to be issued to it as Trustee under this Agreement.

          4. VOTING TRUST CERTIFICATES. The Trustee shall issue to each of the Subscribers a certificate (a "Voting Trust Certificate") for the number of
                              ------------------------
Shares represented by the
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certificates of stock transferred by such Subscriber to the Trustee pursuant hereto. Each such Voting Trust Certificate shall state that it is issued under this Agreement, and shall set forth the nature and proportional amount of the beneficial interest thereunder of the person to whom it is issued, and shall not be transferable or assignable without the prior written consent of the Trustee, with consent shall not be unreasonably withheld. The Trustee shall keep a list of the Shares transferred to it, and shall also keep a record of all Voting Trust Certificates issued or transferred on its books, which records shall contain the names and addresses of the holders of the Voting Trust Certificates and the number of Shares represented by each such Voting Trust Certificate.
Such list and record shall be open at all reasonable times to inspection by the Subscribers. Upon any transfer on the books of the Trustee of any Voting Trust Certificate, the transferee of a Voting Trust Certificate shall succeed to all the rights hereunder of the transferor.

          Each Voting Trust Certificate shall be substantially in the form of Exhibit A hereto.
- ---------

          5. TRUSTEE TO VOTE SHARES. The Trustee shall have full power and authority, and it is hereby fully empowered and authorized, to represent the holders of the Voting Trust Certificates and the Shares transferred to the Trustee as aforesaid, and to vote upon the Shares, as in the judgment of the Trustee may be for the best interests of the Company, at all meetings of the stockholders of the Company, or by written consent in lieu of such a meeting, in the election of Directors and upon any and all matters in question which may be brought before such meetings, or may be the subject of such a consent, as fully as any stockholder might do if personally present or executing such a consent.

          6. TRUSTEE'S LIABILITY. The Trustee shall use its best judgment in voting the Shares transferred to it, but shall not be liable for any vote cast, or consent given by it, in good faith, and in the absence of gross negligence.

          7. DIVIDENDS. The Trustee shall collect and receive all dividends that may be paid upon the Shares subject to this Agreement, and subject to deduction as provided in paragraph 9 and less any taxes imposed thereon which the Trustee may be required by law to pay thereon or to withhold therefrom, shall divide the same among the holders of the Voting Trust Certificates in proportion to the number of Shares respectively represented by such Voting Trust Certificates.

          8. SALE OF SHARES. The Trustee is authorized to sell or otherwise dispose of the Shares subject to this Agreement in whole or in part at such time or times and on such terms and conditions as in the judgement of the Trustee, after consultation with the Subscribers, may be in the best interests of the

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Subscribers and the Company.  The net proceeds of such sale shall, subject to deduction as provided in paragraph 9 and less any taxes imposed thereon which the Trustee may be required by law to pay thereon or to withhold therefrom, be paid over to the respective Subscribers whose Shares subject to this Agreement are so sold or disposed of.

          9. TRUSTEE'S INDEMNITY. The Trustee shall be entitled to be indemnified fully out of the dividends and sales proceeds coming to its hands against all costs, charges, expenses and other liabilities properly incurred by it in the exercise of any power conferred upon it by this Agreement; and the Subscribers jointly and severally covenant with the Trustee that in the event of the monies and securities in its hands being insufficient for that purpose, the Subscribers will, jointly and severally, in proportion to the amount of their respective Shares and interests, hold harmless and keep indemnified the Trustee of and from all loss or damage which it may sustain or be put to by reason of anything it may lawfully do in the execution of this Agreement.

          10. CONTINUANCE AND TERMINATION OF TRUST. The trust hereby created shall be continued until, and shall terminate on, August 22, 2005 or, if earlier, the date upon which (a) the Trustee resigns or becomes unable or refuses to act as such, (b) a registration statement for the public offering of the common stock of the Company (or any successor thereto) under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission or (c) all or substantially all of the assets of Holding or at least 80% of the outstanding common stock of Holding is sold in a single transaction or series of related transactions. Upon termination of the trust, the Trustee shall, upon the surrender of the Voting Trust Certificates by the respective holders thereof, assign and transfer to them the number of Shares thereby represented.

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                                            NUMBER OF
                    SUBSCRIBERS:                            SHARES OWNED:




                    ___________________________                  30
                    Dr. Leroy Keith


                    ___________________________                  14
                    S. Garrett Stonehouse


                    HARROW-LEWIS CORPORATION


                    By:_______________________                   14
                       Name:   John M. Lewis
                       Title:  President


                    NORTHWEST CAPITAL, INC.


                    By:________________________                  14
                       Name:  Bradford Creswell
                       Title:


                    TRUSTEE:

                    DNL PARTNERS,
                      LIMITED PARTNERSHIP,
                      as Trustee

                    By DNL GROUP, L.L.C.,
                         the General Partner


                       By: _________________________
                           Vincent A. Wasik
                           Managing Member

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

                                                                       Exhibit A


                        FORM OF VOTING TRUST CERTIFICATE


                           DNL SAVANNAH HOLDING CORP.
                            (A DELAWARE CORPORATION)



No. ___________       ____________ Shares of Class A Common Stock



                  VOTING TRUST CERTIFICATE FOR SHARES OF STOCK


          THIS IS TO CERTIFY that __________________ (the "Holder") or the
                                                           ------
Holder's transferor has deposited under the Voting Trust Agreement referred to below a certificate or certificates for ______ shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of DNL Savannah Holding
                           --------------------
Corp., a Delaware corporation (the "Company"), and, until the termination of the
                                    -------
Voting Trust Agreement, is entitled to receive payments in respect of the shares of stock represented by this Voting Trust Certificate as provided in the Voting Trust Agreement. The shares of stock deposited hereunder are certain of the shares of the Class A Common Stock issued and outstanding at the date of the Voting Trust Agreement, and this Voting Trust Certificate shall likewise represent any and all shares of Class A Common Stock or of any other class or classes which, upon any increase or reclassification of the class or classes of stock of the Company, shares of which are at the time deposited under the Voting Trust Agreement, shall be issued in lieu of, or in respect of, the shares of stock so originally deposited, which stock shall have been received by the Trustee on account of the Trustee's ownership as Trustee of the stock theretofore held by it under the Voting Trust Agreement and represented by this Voting Trust Certificate.

          Upon the termination of the Voting Trust Agreement, the Holder, or registered assigns, shall be entitled to receive a certificate or certificates for the number of shares of stock of each class or classes represented by this Voting Trust Certificate. Until the actual delivery to the Holder of the stock certificate or certificates represented or called for hereby, the Trustee shall possess, and shall be entitled to exercise, all rights and powers of absolute owners and holders of record of said stock deposited hereunder, including the right to vote for every purpose and to consent to or waive any corporate act of the Company of any kind; it being expressly stipulated that no voting right, or right to give consents or waivers in respect of such stock, passes to the Holder hereof or such
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Holder's assigns by or under this Voting Trust Certificate or by or under any agreement, express or implied.

          This Voting Trust Certificate is issued under and pursuant to, and the rights of the Holder are subject to and limited by, the terms and conditions of a Voting Trust Agreement dated as of August 23, 1995, as amended, by and among the owners and holders of certain shares of the stock of the Company, and DNL Partners, Limited Partnership, as Trustee (the "Voting Trust Agreement"), a copy
                                                ----------------------
of which has been filed in and will be found at the office of the Company, at all times during business hours is and will be open to inspection by any stockholder of the Company or the attorney of any stockholder.

          Stock certificates shall be due for delivery and shall be delivered by the Trustee at the office of the Company, in exchange for Voting Trust Certificates, upon the termination of the Voting Trust Agreement, in accordance with its provisions or in accordance with law.

          In the event of the dissolution or total or partial liquidation of the Company, the money and other property received by the Trustee in respect of the stock represented by this Voting Trust Certificate shall be paid or delivered to the Holder, but only upon surrender of this Voting Trust Certificate in case of dissolution or the presentation of this Voting Trust Certificate for the notation thereon of the distribution in case of a partial liquidation.

          This Voting Trust Certificate and the right, title and interest in and to the shares of stock in respect of which this Voting Trust Certificate is issued, are transferable, subject to the restrictions thereon contained in the Voting Trust Agreement, on the books of the Trustee by the registered Holder in person or by an attorney duly authorized, according to the rules established for that purpose by the Trustee and on surrender hereof properly assigned; and until so transferred the Trustee may treat the registered Holder hereof as the owner for all purposes whatsoever except that no delivery of stock certificates hereunder shall be made without the surrender hereof.

          As a condition of making or permitting any transfer or delivery of stock certificates or Voting Trust Certificates, the Trustee may require the payment of a sum sufficient to pay or reimburse it for any stamp tax or other governmental charge in connection therewith and for its expenses as Trustee.

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          IN WITNESS WHEREOF, the Trustee has executed and delivered this Voting
Trust Certificate as of August 23, 1995.


                                    DNL PARTNERS,
                                      LIMITED PARTNERSHIP,
                                      as Trustee


                                    By DNL GROUP, L.L.C.,
                                         the General Partner


                                       By:_____________________
                                          Vincent A. Wasik
                                          Managing Member

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